Exhibit (a)(1)(C)

AMN HEALTHCARE SERVICES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

AND STOCK APPRECIATION RIGHTS

FOR REPLACEMENT RESTRICTED STOCK UNITS

ELECTION FORM

I have received AMN Healthcare Services, Inc.’s (the “Company”) Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for Replacement Restricted Stock Units, dated November 6, 2009 (the “Offer”), made available to employees of the Company, excluding its executive officers and directors, holding (i) certain stock options (“Options”) granted under the AMN Healthcare Services, Inc. Stock Option Plan (the “Option Plan”) with exercise prices greater than or equal to $14.50 per share and that were granted under the Option Plan before September 30, 2005 (the “Eligible Options”), and (ii) certain stock appreciation rights (“SARs”) granted under the AMN Healthcare Equity Plan, as amended and restated (the “Equity Plan”), with exercise prices greater than or equal to $14.50 per share and that were granted under the Equity Plan before September 30, 2008 (the “Eligible SARs” and, together with the Eligible Options, the “Eligible Awards”). Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

Pursuant to the terms of the Offer, I elect to have one or more Eligible Awards held by me, as specified below, cancelled in exchange for a right to receive a reduced number of restricted stock units (the “Replacement RSUs”) at an exchange ratio set forth in Section 8 of the Offer. I hereby agree that, unless I withdraw or change my election before 5:00 p.m. Pacific Standard Time on December 10, 2009 (or a later Expiration Date if the Company extends the Offer), my election will be irrevocable, and, if accepted by the Company, such surrendered Eligible Awards will be cancelled in their entirety on December 10, 2009 (or a later Expiration Date if the Company extends the Offer). I understand that my right to receive Replacement RSUs in exchange for Eligible Awards is subject to my continuous employment as more fully described in the Offer. I ALSO UNDERSTAND THAT ALL REPLACEMENT RSUs GRANTED IN EXCHANGE FOR ELIGIBLE AWARDS WILL BE SUBJECT TO VESTING. As described in the Offer, none of the Replacement RSUs will be vested on the date of grant. Replacement RSUs will be subject to a new one year minimum vesting period. To the extent the vesting period of a portion of an Eligible Award exceeds one year, the Replacement RSU will maintain the original vesting term of the Option or SAR for a reciprocal portion of the Replacement RSU.

To view a list of all your outstanding Options and SARs, you may log in to your account with EASi at http://easiadmin.com/site/index.aspx.

You cannot exchange part of any particular grant of an Eligible Award and keep the balance; you must exchange all non-forfeited, unexercised Options or SARs in a particular grant of an Eligible Award that you tender in response to the Offer.

I HEREBY ELECT TO TENDER AND AUTHORIZE THE COMPANY TO CANCEL, upon the terms and conditions stated in the Offer, the following Eligible Award(s):

Option Grant Date	Option Exercise Price	Number of Options Outstanding

SAR Grant Date	SAR Exercise Price	Number of SARs Outstanding

☐	Check this box if this Election Form is being submitted to replace a previously submitted Election Form or Notice of Withdrawal.

I acknowledge that I will have no right to exercise all or any part of the Eligible Award(s) tendered herein after the date of this election (unless I withdraw or change this election in accordance with the terms of the Offer on or prior to the Expiration Date), and that such Eligible Awards will be cancelled as of December 10, 2009 (or a later Expiration Date if the Company extends the Offer). I acknowledge that I will have no further rights with regard to the Eligible Award(s) tendered herein under any circumstances once cancelled.

I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with the Company or its subsidiaries. I agree that the Company has made no representations or warranties regarding the Offer or the future pricing of the Company’s stock, and that my participation in the Offer is purely voluntary and entered into at my own discretion.

Equity Award Holder Signature	Equity Award Holder E-mail Address

Equity Award Holder Name (Please print)	Date and Time

Spousal Consent

The undersigned spouse of the Eligible Employee who has executed this Election Form above has read and hereby approves the submission of this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the Eligible Employee who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature

Spouse’s Name (Please print)	Date

Your failure to provide your spouse’s signature constitutes your representation and warranty to the Company that you are not married. You should consult your own personal outside advisors if you have questions about the Spousal Consent below.

RETURN THIS ELECTION FORM NO LATER THAN 5:00 P.M. PACIFIC STANDARD TIME ON DECEMBER 10, 2009 UNLESS THE OFFER IS EXTENDED BY ANY ONE OF THE FOLLOWING METHODS:

•	By mail to AMN Healthcare Services, Attn: Legal Department, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130; or

•	By inter-office or hand mail to Legal Department; or

•	By scanning a signed copy and e-mailing to equityadministrator@amnhealthcare.com.

IMPORTANT ADDITIONAL TERMS AND CONDITIONS DESCRIBED IN THE “OFFER TO EXCHANGE” APPLY TO THIS PROPOSED EQUITY EXCHANGE. YOU SHOULD CAREFULLY REVIEW THESE MATERIALS IN THEIR ENTIRETY AND DISCUSS THEM WITH YOUR TAX, LEGAL AND INVESTMENT ADVISORS AS APPROPRIATE PRIOR TO ELECTING TO PARTICIPATE IN THIS OFFER. AFTER THE EXPIRATION DATE, YOUR ELECTION TO PARTICIPATE IN THE OFFER WILL BE IRREVOCABLE.

INSTRUCTIONS TO THE ELECTION FORM

1. DELIVERY OF ELECTION FORM

A properly completed and executed Election Form should be sent to the Company by any one of the following methods no later than 5:00 p.m. Pacific Standard Time on December 10, 2009, unless this Offer is extended:

•	By mail to AMN Healthcare Services, Attn: Legal Department, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130; or

•	By inter-office or hand mail to Legal Department; or

•	By scanning a signed copy and e-mailing to equityadministrator@amnhealthcare.com.

PROPERLY COMPLETED AND EXECUTED ELECTION FORMS MUST BE RECEIVED NO LATER THAN THE EXPIRATION DATE. THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

2. WITHDRAWAL

You may withdraw this Election Form at any time before 5:00 p.m. Pacific Standard Time on December 10, 2009. If the Company extends the Offer beyond that time, you may withdraw at any time until the extended Expiration Date. To cancel your election and reject the Offer with respect to all of your Eligible Awards, you must deliver a Notice of Withdrawal using one of the methods described in Section 1 above, before 5:00 p.m. Pacific Standard Time on the Expiration Date.

3. CHANGE OF ELECTION

You may change your mind about which Eligible Awards you would like to exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular Eligible Awards you elected to exchange at any time until the extended Expiration Date. To change your existing election to cover additional or fewer Eligible Awards, you must submit a new Election Form in accordance with the procedures in Section 1 above. We must receive the new Election Form before the Expiration Date. You must indicate on the new Election Form that it replaces a previously submitted Election Form in the check box provided on the form. Upon receipt by the Company of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded in its entirety and will be considered replaced in full by the new Election Form. The Company will not accept any alternative, conditional or contingent exchanges. Although it is the Company’s intent to send you a confirmation of receipt of this Election Form, by signing this Election Form, you waive any right to receive any notice of the receipt of the election to exchange your Eligible Awards, except as provided in the Offer. Any confirmation of receipt sent to you will merely be a notification that the Company has received your Election Form and does not mean that your Eligible Awards have been cancelled. Your Eligible Awards that are accepted for exchange will not be cancelled until the Expiration Date.

4. INADEQUATE SPACE

If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the Eligible Awards to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name on, and sign, any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

5. EXCHANGE OF ELIGIBLE AWARDS

If you intend to exchange Eligible Options through the Offer, you must complete the table on this Election Form by providing the Option grant date, exercise price, and the total number of Options outstanding for each Eligible Award that you intend to cancel and exchange for a reduced number of Replacement RSUs. Similarly, if you intend to exchange Eligible SARs through the Offer, you must complete the table on this Election Form by providing the SAR grant date, exercise price, and the total number of SARs outstanding for each Eligible Award that you intend to cancel and exchange for a reduced number of Replacement RSUs. The information needed to complete this table is available by accessing your personal account at http://easiadmin.com/site/index.aspx.

You may exchange any or all of your Eligible Awards. However, you cannot exchange part of any particular grant of an Eligible Award and keep the balance; you must exchange all unexercised, non-forfeited Options or SARs in a particular grant of an Eligible Award that you tender in response to the Offer. The Company will exchange Replacement RSUs for Eligible Awards surrendered according to the exchange ratios set forth in Section 8 of the Offer, subject to rounding as set forth therein.

6. OTHER INFORMATION ON THIS ELECTION FORM

In addition to the signatures on this Election Form, you must print your name and indicate the date and time at which you signed. You must also include your e-mail address.

In order to elect to tender your Eligible Awards your spouse must execute the Spousal Consent above. Under the Consent, your spouse agrees to be bound, and any property interest shall similarly be bound by this Election Form.

Your failure to provide your spouse’s signature constitutes your representation and warrant to the Company that you are not married. You should consult your own personal outside advisors if you have questions about the Spousal Consent below.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES

Any questions or requests for assistance, as well as requests for additional copies of the Offer or this Election Form should be directed to AMN Healthcare Services, Attn: Legal Department, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130, telephone number (858) 509-3588, email equityadministrator@amnhealthcare.com. Please note that the Company cannot and will not advise any holders of Eligible Awards as to their decision to participate or not to participate in the Offer.

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